Exhibit 4.12

[Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]

Amendment No. 5

This Amendment, effective as of the last signature date below, is made:

BETWEEN:

(1)	CARDIFF UNIVERSITY, whose administrative offices are at 30-36 Newport Road, Cardiff, CF24 0DE, U.K. (the “University”);
(2)

UNIVERSITY COLLEGE CARDIFF CONSULTANTS LTD, a company incorporated under the laws of England and Wales (company number 1477909) whose registered office is at 30-36 Newport Road, Cardiff, United Kingdom, CF24 0DE (“UC3”); and

(3)	NUCANA PLC, a company incorporated under the laws of England and Wales (company number 3308778) whose registered office is at 77 / 78 Cannon Street, London, England, EC4N 6AF (“NuCana”),

together the “Parties” and each a “Party”.

RECITAL:

The Parties entered into a Research, Collaboration and Licence Agreement dated 21 December 2017 for a research project, as amended and supplemented by Amendment No. 1 between the Parties with an effective date of 21 December 2017, Amendment No.2 with an effective date of 20 December 2019, Amendment No. 3 with an effective date of 31 January 2020 and Amendment No.4 with an effective date of 20 February 2020 (the “Agreement”).

The Parties have agreed to further extend the Agreement on the terms set forth in this Amendment No. 5.

IT IS AGREED AS FOLLOWS:

1.	Status and Purpose of this Amendment

This Amendment is supplemental to the Agreement. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect.

2.	Amendments to the Agreement

The Parties agree that, with effect from the date of this Amendment, the terms of the Agreement shall be amended as follows:

2.1	Clause 1.3 shall be amended by the replacement of the following words after sub-clause 1.3.4:

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“The University agrees to engage the following staff members on the Project during the period from 1 January 2020 to the end of the Project Period:

1.3.5[***],

1.3.6[***]

1.3.7[***]

1.3.8[***],

and the foregoing staff members will be deemed to be the “Research Team” during the period from 1 January 2020 to the end of the Project Period”

with the following words:

“The University agrees to engage the following staff members on the Project during the period from 1 January 2020 to 31 December 2020:

1.3.5[***],

1.3.6[***]

1.3.7[***]

1.3.8[***],”

and the foregoing staff members will be deemed to be the “Research Team” during the period from 1 January 2020 to 31 December 2020.

2.1	Clause 1.3 shall be further amended by the addition of the following after sub-clause 1.3.8:

“The University agrees to engage the following staff members on the Project during the period from 1 January 2021 to the end of the Project Period:

1.3.9[***],

1.3.10[***] and

1.3.11[***],”

and the foregoing staff members will be deemed to be the “Research Team” during the period from 1 January 2021 to the end of the Project Period.

2.3	Clause 1.4 shall be deleted in its entirety and replaced with the following:

“1.4The Project will begin on the Effective Date and continue to 31 December 2021. The Project may be extended beyond 31 December 2021 for a further period or periods by the written agreement of the Parties as to the scope of any additional work and/ or research funding.”

2.4	Clause 2.1 shall be amended by the addition of the following:

“2.1.5£[***] on 1 July 2020 (received);

2.1.6£[***] on 1 January 2021;

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

and subject to Nucana electing to extend the Project pursuant to clause 1.4 to 31 December 2021:

2.1.7£[***] on 1 July 2021; and

2.1.8£[***] on 31 December 2021.”

2.5	Amend the definition of “Principal Investigators” in Clause 17 Definitions to remove the reference to [***].
2.6	Schedule One shall be deleted in its entirety and replaced with the following:

“SCHEDULE ONE

Project

[***]

Deliverables

[***]

Nucleoside Families

[***]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their authorized officers or representatives on the date indicated below.

Signed on behalf of Cardiff University	[***]	Date 11th December 2020

Signed on behalf of University College Cardiff University Consultants Ltd	[***]	Date 11th December 2020

Signed on behalf of	/s/ Hugh S. Griffith	Date 11th December 2020
NuCana Plc

CONFIDENTIAL

*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.